UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 15, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.   CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)   Previous Independent Accountants

(i) Effective August 15, 2007, Paradigm Holdings, Inc. (the “Registrant”) dismissed BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm.

(ii) BDO Seidman’s report on the Registrant’s financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.

(iii) The change of independent registered public accountants was approved by the Audit Committee of Registrant’s Board of Directors on August 15, 2007.

(iv) During the Registrant’s most recent fiscal year, as well as the subsequent interim period through August 15, 2007, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(v) During the Registrant’s most recent fiscal year, as well as the subsequent interim period through August 15, 2007, BDO Seidman did not advise the Registrant of any of the matters identified in Item 304(a)(1)(v) of Regulation S-K.

(vi) The Registrant has requested that BDO Seidman furnish a letter addressed to the U.S. Securities & Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 99.1.

(b)    New Independent Accountants

On August 20, 2007, the Registrant engaged Grant Thornton, LLP (“Grant Thornton”) as its independent registered public accounting firm to audit the Registrant’s financial statements. The Registrant did not consult Grant Thornton on any matters described in Item 304(a)(1)(iv) or (v) of Regulation S-K during the Registrant’s two (2) most recent fiscal years or any subsequent interim period prior to engaging Grant Thornton.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Letter, dated August 21, 2007, from BDO Seidman, LLP to the SEC	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	PARADIGM HOLDINGS, INC.

	By:	/s/ Richard Sawchak
Richard Sawchak Chief Financial Officer